Exhibit 10.1

AMENDMENT TO PURCHASE AND SALE AGREEMENT

This Amendment to Purchase and Sale Agreement (this “Amendment”), is dated March 31, 2016 by and between Oasis Petroleum North America LLC, a Delaware limited liability company (“Oasis”), and Samson Oil and Gas USA, Inc., a Colorado Corporation (“Samson”). Oasis and Samson are each a “Party” and collectively the “Parties.”

WHEREAS, the Parties entered into that certain Purchase and Sale Agreement dated December 31, 2015, (as amended, supplemented, restated or otherwise modified from time to time, the “PSA”);

WHEREAS, for the avoidance of doubt, a fully executed copy of the current PSA, with all exhibits, schedules and attachments as agreed by the Parties, is attached hereto as Attachment 3 and incorporated by reference herein;

WHEREAS, the Parties desire to further amend the PSA as provided herein.

NOW, THEREFORE, in consideration of the mutual covenants and conditions set forth herein and in the PSA, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound by the terms hereof, hereby agree as follows:

1. Certain Definitions. Capitalized terms used herein and not otherwise defined in this Second Amendment shall have the meanings set forth for such terms in the PSA.

2. Definitions. The following definition is hereby added to Article 13 of the PSA in alphabetical order:

(a)	“Note” has the meaning set forth in Section 9.3(a).

3. Amendment to Purchase Price. The amount set forth in Section 2.1 of the PSA as the Purchase Price shall be amended from Sixteen Million Five Hundred Thousand Dollars ($16,500,000) to Sixteen Million Dollars ($16,000,000).

4. Amendments to Title Claim Date and Environmental Claim Date.

(a)	The definition of Title Claim Date in Section 3.4(a) of the PSA shall be amended from “on or before the date that is seven (7) Business Days before the Scheduled Closing Date” to “on or before January 21, 2016”.

(b)	The definition of Environmental Claim Date in Section 4.3 of the PSA shall be amended from “on or before the date that is seven (7) Business Days before the Scheduled Closing Date” to “on or before January 21, 2016”.

5. Amendment of Closing Date and Termination Date. The date set forth in Section 9.1(a)(i) of the PSA as the “Scheduled Closing Date” shall be amended from February 1, 2016 to March 31, 2016. The date set forth in Section 10.1 of the PSA as the “Termination Date” shall be amended from February 15, 2016 to April 1, 2016.

6. Promissory Note; Closing Payment. The PSA shall be further amended as follows:

(a)	The following language shall be added to the end of Section 9.3(a):

“…and an executed promissory note (the “Note”) in the form attached hereto as Exhibit G, in the principal amount of Four Million Dollars ($4,000,000) and security agreements in the form attached hereto as Exhibit H;”

(b)	The promissory note attached to this Amendment as Attachment 1 shall be added to the PSA as Exhibit G.

(c)	The security agreements attached to this Amendment as Attachment 2 shall be added to the PSA as Exhibit H.

(d)	The last sentence of Section 9.4(a) shall be deleted in its entirety and replaced with the following:

The Adjusted Purchase Price as determined in accordance with this Section 9.4(a) shall constitute the “Closing Amount,” and the Closing Amount, less the principal amount of the Note, shall constitute the “Closing Payment” to be paid by Purchaser to Seller at the Closing.

(e)	The references to the term “Closing Payment” in Sections 2.2(d), 2.2(f), 3.4(h), 4.4(b), and 9.4(b) shall be deleted and replaced with the term “Closing Amount”.

7. Amendment to Schedules 1.2(d), 2.3 and 5.15.

(a)	Schedule 1.2(d) is hereby deleted in its entirety and replaced with the attached Schedule 1.2(d).

(b)	Schedule 2.3 is hereby deleted in its entirety and replaced with the attached Schedule 2.3.

(c)	Schedule 5.15 is hereby deleted in its entirety and replaced with the attached Schedule 5.15.

8. Amendment to Exhibit E. Exhibit E is hereby deleted in its entirety and replaced with the attached Exhibit E.

9. Certain Environmental Repairs. Purchaser hereby acknowledges and agrees that all of Seller’s obligations under Section 7.14 of the PSA have been satisfied in full and hereby releases any and all claims against Seller for breach of Section 7.14 of the PSA.

10. Marketing Agreements. Purchaser and Seller agree and acknowledge that Seller has disclosed to Purchaser that (i) pursuant to that certain Gas Purchase Agreement by and between ONEOK Rockies Midstream, L.L.C. (“ORM”) and Seller dated April 1, 2004, as amended (the “2004 ORM Gas Purchase Agreement”), Seller has received a letter from ORM exercising certain of ORM’s contractual rights pursuant to the 2004 ORM Gas Purchase Agreement and that certain wells to be assigned to Purchaser pursuant to the PSA have been released, (ii) pursuant to that certain Gas Purchase Agreement by and between ORM and Seller dated March 1, 2010, as amended (the “2010 ORM Gas Purchase Agreement”), Seller has received a termination notice from ORM electing to terminate the 2010 ORM Gas Purchase Agreement and on February 29, 2016 the 2010 ORM Gas Purchase Agreement was terminated, (iii) that certain Gas Purchase Agreement by and between ORM and Seller dated March 1, 2016, as amended (the “March 2016 GPA”) replaced the 2010 ORM Gas Purchase Agreement for a primary term commencing on March 1, 2016 and ending on March 31, 2016, and that Seller has received a termination notice from ORM electing to terminate the March 2016 GPA and on March 31, 2016, the March 2016 GPA shall terminate, and (iv) that certain Gas Purchase Agreement to be effective April 1, 2016 that is currently being negotiated by ORM and Seller, shall replace the March 2016 GPA. Further, in consideration of the aforementioned acknowledgement and disclosure, and the reduction of the Purchase Price from Sixteen Million Five Hundred Thousand Dollars ($16,500,000) to Sixteen Million Dollars ($16,000,000), Purchaser hereby waives all claims Purchaser may have against Seller with respect to the aforementioned marketing agreements, including any claims related to disclosure of, or failure to disclose, the status of such agreements.

11. Schmitz Well. On February 3, 2016, Seller received a letter from the North Dakota Department of Health (the “NDDH”) including settlement terms and an administrative penalty of $33,000 owed by Seller regarding Seller’s alleged violation of certain water pollution controls at the Schmitz 44-30H location. Seller agrees to pay the $33,000 administrative penalty pursuant to such letter; provided, that, Purchaser shall assume all other obligations and be liable and responsible for any further remediation, monitoring or repairs as requested by the NDDH in connection with the Schmitz 44-30H location.

12. Consent to Assign. Purchaser hereby acknowledges and agrees that the consents to assign the Gas Agreements (as defined below) require third party consents to assign and that the Parties shall use commercially reasonable efforts to obtain such consents after Closing. The term “Gas Agreements” means the following agreements: (i) that certain Gas Processing Contract by and between True Oil Company, predecessor to Oneok Rockies Midstream, L.L.C. and Luff Exploration Company, predecessor to Oasis Petroleum North America LLC, dated April 14, 1982, (ii) that certain Gas Processing Contract by and between True Oil Company, predecessor to Oneok Rockies Midstream, L.L.C. and Luff Exploration Company, predecessor to Oasis Petroleum North America LLC, dated September 4, 1981, and (iii) that certain that certain Gas Processing Contract by and between True Oil Company, predecessor to Oneok Rockies Midstream, L.L.C. and Irex Operating Company, predecessor to Oasis Petroleum North America LLC, dated January 1, 1986.

13. Ratification. From and after the date of this Amendment, all references to the PSA set forth therein or in any other agreement or instrument shall, unless otherwise specifically provided, be references to the PSA as amended by this Amendment and as may be further amended, modified, restated or supplemented from time to time by the parties. This Amendment shall not constitute or be deemed to constitute an amendment, modification or waiver of any provision of the PSA, except as expressly set forth herein. As amended hereby, the PSA shall continue in full force and effect according to its terms.

14. Counterparts. This Amendment may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all of such counterparts shall constitute for all purposes one agreement. Any signature hereto delivered by a Party by facsimile transmission or other electronic transmission shall be deemed an original signature hereto.

[signature page follows]

IN WITNESS WHEREOF, Oasis and Samson have executed this Amendment on the date first above written.

OASIS PETROLEUM NORTH AMERICA LLC

By:	/s/ Michael Lou
Name:	Michael Lou
Title:	Executive Vice President and Chief Financial Officer

SAMSON OIL AND GAS USA, INC.

By:	/s/ Robyn Lamont
Name:	Robyn Lamont
Title:	Chief Financial Officer

[Signature page to Amendment to Purchase and Sale Agreement]